Exhibit 10.7

CONSENT AND AMENDMENT NO. 5 TO
LOAN AND SECURITY AGREEMENT

THIS CONSENT AND AMENDMENT NO. 5 TO LOAN AND SECURITY AGREEMENT (this “Amendment No. 5”), dated as of February 25, 2005, among AEP Industries Inc., a Delaware corporation (the “Borrower”), the financial institutions from time to time parties to the Loan Agreement (as herein after defined), as lenders (each individually, a “Lender” and collectively, the “Lenders”), signatories hereto and Wachovia Bank, National Association, as successor by merger to Congress Financial Corporation, a Delaware corporation, in its capacity as agent for the Lenders (in such capacity, the “Agent”).

W I T N E S S E T H:

WHEREAS, Agent, Lenders and Borrower have entered into financing arrangements pursuant to which Agent and Lenders have made and may make loans and advances and provide other financial accommodations to Borrower as set forth in the Loan and Security Agreement, dated November 20, 2001, by and among Agent, Lenders and Borrower, as amended by Amendment No. 1 to Loan and Security Agreement, dated December 9, 2001, Amendment No. 2 to Loan and Security Agreement, dated July 10, 2002, Amendment No. 3 to Loan and Security Agreement, dated October 16, 2002 and Amendment No. 4 to Loan and Security Agreement, dated February 3, 2005 (as amended and modified hereby and as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”, and, together with the agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto, the “Financing Agreements”);

WHEREAS, Borrower issued its 9.875% Senior Subordinated Notes due 2007 (the “Senior Subordinated Notes”) in an aggregate principal amount of $200,000,000 pursuant to that certain Indenture, dated as of November 19, 1997, between Borrower, as issuer, and The Bank of New York, as trustee (the “Senior Subordinated Indenture”);

WHEREAS, Borrower has made an offer (the “Tender Offer”) to purchase for cash any and all of its outstanding Senior Subordinated Notes and has solicited the holders of the Senior Subordinated Notes to consent to certain amendments and modifications of the Senior Subordinated Notes and the Senior Subordinated Indenture (the “Consent Solicitation”), in each case, upon the terms and conditions described in an Offer to Purchase and Consent Solicitation Statement included as Exhibit A hereto (the “Offer Document”);

WHEREAS, Borrower intends to finance the Tender Offer with (i) proceeds from the issuance of its Senior Notes (the “New Senior Notes”) in an aggregate principal amount of up to $175,000,000 (the “Senior Note Offering”) on substantially the terms and conditions set forth in the Description of Notes included as Exhibit B hereto and (ii) borrowings of up to $42,500,000 pursuant to additional loans under the Loan Agreement; and

WHEREAS, Borrower has requested that, to the extent such consent is required, Agent and the Required Lenders consent to the purchase of the Senior Subordinated Notes pursuant to the Tender Offer, the amendments and modifications to the Senior Subordinated Notes and the Senior Subordinated Indenture as set forth in the Offer Document and the issuance of the New Senior Notes, and that Agent and Lenders agree to amend the Loan Agreement in connection therewith, and Agent and the Required Lenders have agreed, subject to the terms and conditions set forth herein, to provide such consent and amendments as more specifically set forth herein;

NOW, THEREFORE, in consideration of the mutual conditions and agreements and covenants set forth herein, and for other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  Definitions.

(a)  Additional Definitions.  As used herein or in any of the other Financing Agreements, the following terms shall have the respective meanings given to them below, and the Loan Agreement and the other Financing Agreements shall be deemed and are hereby amended to include, in addition and not in limitation, each of the following definitions:

(i)             “Amendment No. 5” shall mean Consent and Amendment No. 5 to Loan and Security Agreement, dated as of February 25, 2005, by and among Borrower, Agent and Lenders, as amended, supplemented or otherwise modified.

(ii)          “Australasian Sale” shall mean the sale of all or any substantial portion of the assets of AEP Industries (Australia) Pty Limited, AEP Industries (NZ) Limited or any of their respective subsidiaries (collectively, the “Australasian Subsidiaries”) or of any of the capital stock of the Australasian Subsidiaries, including and together with the merger or consolidation of any Australasian Subsidiary with any other Person that is not an Affiliate (including any other Foreign Subsidiary of Borrower).  Nothing contained herein shall be deemed to affect the limitations on any sale by a Foreign Subsidiary set forth in Section 9.7(b)(vi) of the Loan Agreement.

(iii)       “New Senior Note Description of Notes” shall mean the Description of Notes with respect to the New Senior Notes included as Exhibit B hereto.

(iv)      “New Senior Notes” shall mean, collectively,  the Senior Notes issued by Borrower in the original aggregate principal amount of $175,000,000, issued pursuant to the Indenture to be executed and delivered in connection therewith, the terms of which are described in the New Senior Note Description of Notes, as the same may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(v)         “Tender Offer” shall mean the offer to purchase for cash any and all of the outstanding Senior Subordinated Notes by Borrower and the solicitation of the holders of the Senior Subordinated Notes to consent to certain amendments and modifications of the Senior Subordinated Notes and the Senior Subordinated Indenture, in each case, upon the terms and conditions described in an Offer to Purchase and Consent Solicitation Statement included as Exhibit A hereto.

(b)  Interpretation.  For purposes of this Amendment No. 5, all terms used herein, including but not limited to, those terms used and/or defined herein or in the recitals hereto shall have the respective meanings assigned thereto in the Loan Agreement as amended by this Amendment No. 5.

2.  Consents.  On the terms and subject to the conditions set forth herein, Agent and Lenders hereby:

(a)  notwithstanding anything to the contrary in Sections 9.9(l) and 9.9(f) of the Loan Agreement or any other provision of the Financing Agreements, consent to the Indebtedness of Borrower evidenced by or arising under the New Senior Notes, provided that: (i) the New Senior Notes are issued, and Borrower shall have received the proceeds from such issuance (or used such proceeds as provided for herein) no later than April 30, 2005 and (ii)such Indebtedness shall satisfy the conditions set forth in Section 9.9(o) of the Loan Agreement as provided herein;

(b)  consent to the amendments and modifications to the Senior Subordinated Notes and Senior Subordinated Indenture described in the Offer Document; provided, that, the Tender Offer shall be completed on or before April 30, 2005; and

(c)  consent to the purchase of the Senior Subordinated Notes pursuant to the Tender Offer as set forth in the Offer Document with the proceeds from the issuance of the New Senior Notes, the proceeds of up to $42,500,000 of the Loans, which purchase shall be on or about the date of the issuance of the New Senior Notes and without reduction of the amount of payments otherwise permitted in respect of Permitted Transactions under the terms of the Loan Agreement; provided, that, such purchase shall be complete on or before April 30, 2005.

3.  Indebtedness.

(a)  Section 9.9(f)(v) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

“(v) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purposes, except that Borrower may redeem, retire, defease, purchase or otherwise acquire such Indebtedness with respect to the Senior Subordinated Notes not otherwise consented to pursuant to Amendment No. 5; provided, that, (A) Borrower shall give Agent prior written notice of the issuance of any notice of redemption, retirement, defeasance, purchase or other acquisition of such Indebtedness to be sent to the holders of the Senior Subordinated Notes prior to the issuance of such notice, together with a copy thereof, and written notice of any such purchase, redemption, retirement, defeasance or other acquisition by Borrower, (B) as of the date of the issuance of any such notice of purchase, redemption, retirement, defeasance or other acquisition by Borrower and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, (C) as of the date of as of the date of the issuance of any such notice of purchase, redemption, retirement, defeasance or other acquisition by Borrower, Excess Availability shall be not less than $20,000,000, (D) such purchase, redemption, retirement, defeasance or other acquisition by Borrower shall not be deemed to reduce the amount permitted for Permitted Transactions under the Loan Agreement and (E) all payments in respect of any such purchase, redemption, retirement, defeasance or other acquisition by Borrower pursuant to any such notice shall be made within forty-five (45) days of the issuance of any such notice with respect thereto and made on or before June 30, 2005;”

(b)  Section 9.9(l) is hereby amended to add after the reference to “Section 9.9(n)” therein the following:  “ and
Section 9.9(o)”.

(c)  Section 9.9 of the Loan Agreement is hereby amended to add a new Section 9.9(o) at the end thereof as follows:

“(o)  Indebtedness of Borrower evidenced by or arising under the New Senior Notes, provided, that:

(i)  the aggregate amount of such Indebtedness shall not exceed $175,000,000 less the aggregate amount of all repayments, repurchases or redemptions, whether optional or mandatory, in respect thereof, plus interest thereon at the rate provided for in the New Senior Notes,

(ii)  Borrower shall not, directly or indirectly, make any payments in respect of such Indebtedness, except that Borrower may make (A) regularly scheduled payments of interest and fees, if any, in respect of such Indebtedness when due in accordance with the terms of the New Senior Notes which interest shall be at a rate not greater than nine and one-quarter (9 1/4%) percent per annum (subject to increase by an additional two (2%) percent after a default under such New Senior Notes) and interest on such Indebtedness shall be payable no more frequently than semi-annually, and (B) payments of principal in respect of such Indebtedness to the extent permitted under Section 9.9(o)(vi) below and (C) payments of principal and interest with proceeds of Refinancing Indebtedness with respect thereto permitted under Section 9.9(l) hereof,

(iii)  such Indebtedness shall be unsecured, the final stated maturity thereof shall not be prior to December 31, 2011 and the other terms and conditions thereof shall be substantially similar to those set forth in the New Senior Note Description of Notes,

(iv)  the proceeds of such Indebtedness, net of discounts and commissions and other expenses incurred by Borrower in connection with the Tender Offer and the issuance of the New Senior Notes and related transactions, shall be used to purchase or redeem the Senior Subordinated Notes (together with accrued interest thereon) for aggregate consideration (which may include the payment of premium, a consent fee or a combination of the foregoing) not exceeding $1025 per each $1000 principal amount of Senior Subordinated Notes (the Agent and Lenders hereby consenting to the payment of such consideration) and the initial purchasers’ discounts and commissions with respect to the New Senior Notes shall not exceed 2.875% of the aggregate principal amount thereof,

(v)  Borrower shall not, directly or indirectly, amend, modify, alter or change in any material respect any terms of such Indebtedness or any of the New Senior Notes or the indenture or other related agreements, documents and instruments with respect thereto, except that Borrower may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness other than pursuant to payments thereof, or to reduce the interest rate or any fees in connection therewith,

(vi)  redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, except that Borrower may redeem, retire, defease, purchase or otherwise acquire such Indebtedness, either (A) with proceeds of Refinancing Indebtedness with respect thereto to the extent permitted under Section 9.9(l) hereof, or (B) otherwise with funds of Borrower, provided, that, as of the date of any such redemption, retirement, defeasance, purchase or other acquisition or any payment in respect thereof (other than pursuant to Refinancing Indebtedness) and after giving effect thereto, if there are any Loans or Letter of Credit Accommodations outstanding as of such date after giving effect to any such payment, (1) as of the date of any such payment and after giving effect thereto, Excess Availability shall be not less than $20,000,000, (2) as of the date of any such payment and after giving effect thereto, the aggregate amount of all payments in respect of Permitted Transactions shall not exceed $50,000,000 in any fiscal year and (3) as of the date of any such payment and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing; except further that, Borrower may redeem, retire, defease, purchase or otherwise acquire such Indebtedness in connection with the receipt of Australasian Proceeds (as defined below) in an aggregate amount not to exceed $25,000,000 (together with the payment of any applicable premium thereon up to one (1%) percent of the principal thereof and accrued interest thereon), provided, that, (1) Borrower shall give Agent prior written notice of the issuance of any notice of redemption, retirement, defeasance, purchase or other acquisition of such Indebtedness to be sent to the holders of the New Senior Notes prior to the issuance of such notice, together with a copy thereof, and written notice of any such purchase, redemption, retirement, defeasance or other acquisition by Borrower, (2) as of the date of the issuance of any such notice of purchase, redemption, retirement, defeasance or other acquisition by Borrower and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, (3) as of the date of the issuance of any such notice of purchase, redemption, retirement, defeasance or other acquisition by Borrower, Excess Availability shall be not less than $20,000,000, (4) such purchase, redemption, retirement, defeasance or other acquisition by Borrower shall not be deemed to reduce the amount permitted for Permitted Transactions hereunder, (5) all payments in respect of such purchase, redemption, retirement, defeasance or other acquisition by Borrower shall only be made within forty-five (45) days of the issuance of the notice thereof to the holders of the New Senior Notes and within ninety (90) days after the date of the receipt by Borrower or any of its subsidiaries of Net Proceeds from an Australasian Sale (“Australasian Proceeds”), shall not exceed the amount of such Net Proceeds so received and shall be made by Borrower and to the extent that a subsidiary of Borrower has received such Net Proceeds, such subsidiary shall have transferred such proceeds to Borrower prior to the payment by Borrower, (6) any Australasian Proceeds that have not been used for such a purchase, redemption, retirement, defeasance or other acquisition within ninety (90) days after the receipt thereof by Borrower or any of its subsidiaries shall be applied to the Obligations in accordance with Section 9.7(b)(vi)(D) hereof, and

(7) nothing contained this clause (vi) shall be deemed to affect the limitations on any sale by a Foreign Subsidiary set forth in Section 9.7(b)(vi) of the Loan Agreement,

(vii)  Agent shall have received true, correct and complete copies of any indenture or other agreement providing for any of the terms of such Indebtedness promptly upon the execution thereof,

(viii)  Borrower shall furnish to Agent all written notices or demands in connection with such Indebtedness either received by Borrower or on its behalf, promptly after the receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be;”

4.  Representations and Warranties.  Borrower represents and warrants with and to Agent and Lenders as follows, which representations and warranties shall survive the execution and delivery hereof, the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a continuing condition of the making of any Loans by Agent (or Agent on behalf of Lenders) to Borrower:

(a)  As of the date hereof, no Default or Event of Default exists or has occurred and is continuing.

(b)  This Amendment No. 5 and each other agreement or instrument to be executed and delivered by Borrower in connection herewith have been duly authorized, executed and delivered by all necessary action on the part of Borrower and the agreements and obligations of Borrower herein constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, subject as to enforcement to bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and laws of general applicability to or affecting enforcement of creditors’ rights generally or to general principles of equity.

5.  Conditions Precedent.  This Amendment No. 5 shall become effective on the date (the “Consent Effective Date”) on which Agent receives counterparts hereof executed on behalf of Borrower and the Required Lenders.

6.  Provisions of General Application.

(a)  Effect of this Amendment No. 5.  Except as modified pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the Consent Effective Date.  To the extent of conflict between the terms of this Amendment No. 5 and the other Financing Agreements, the terms of this Amendment No. 5 shall control.  The Loan Agreement and this Amendment No. 5 shall be read and construed as one agreement.  Any acknowledgement or consent contained herein shall not be construed to constitute a consent to any other or further action by Borrower or any Subsidiary of Borrower or to entitle Borrower or any Subsidiary of Borrower to any other consent.

(b)  Governing Law.  The rights and obligations hereunder of each of the arties hereto shall be governed by and interpreted and determined in accordance with the laws of the State of

New York, but excluding any principles of conflicts of law or other rule of law that would result in the application of the law of any jurisdiction other than the laws of the State of New York.

(c)  Binding Effect.  This Amendment No. 5 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

(d)  Counterparts.  This Amendment No. 5 may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement.  In making proof of this Amendment No. 5, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.  Delivery of an executed counterpart of this Amendment No. 5 by telefacsimile or other electronic means shall have the same force and effect as delivery of an original manually executed counterpart of this Consent and Agreement.  Any party delivering any executed counterpart of this Amendment No. 5 by telefacsimile or other electronic means shall also deliver an original manually executed counterpart, but the failure to do so shall not affect the validity, enforceability and binding effect of this Amendment No. 5 as to such party or any other party.

(e)  Further Assurances.  Each party hereto agrees that, if reasonably requested by any other party hereto, it will enter into such further amendments or modifications to the Loan Agreement or the other Financing Agreements to effectuate the purposes of this Amendment No. 5.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 5 to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

AEP INDUSTRIES INC.

By:
Name:
Title:

WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent and as Lender

By:
Name:
Title: